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                                                                      EXHIBIT 99

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THE WMA CORPORATION                                      FOR IMMEDIATE RELEASE

CONTACT:  Mary Marentay                                  PHONE: 770/248-3311


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                     THE WMA CORPORATION ANNOUNCES AGREEMENT
                        WITH WORLD FINANCIAL GROUP, INC.

ATLANTA, JULY 12, 2001 - The WMA Corporation (WMAC) is pleased to announce it has entered into an agreement with World Financial Group, Inc. (World Financial Group), a financial services sales and marketing organization, wherein it will use its best efforts to assist WMAC in attaining the opportunity to reinsure, through its wholly owned subsidiary WMA Life Insurance Company Limited (WMA
Life), insurance products sold by World Financial Group sales representatives.

In 1998, the Company entered into a formal agreement with World Marketing Alliance, Inc. (WMA Agency), whereby WMA Agency agreed to use its "best efforts" to encourage companies, with which it had selling agreements, to reinsure those policies sold by its sales associates. In June 2001, World Financial Group, a subsidiary of AEGON Asset Management Services, Inc. (AAMSI), purchased selected assets of WMA Agency. Resulting from the asset acquisition, substantially all qualified, licensed agents of WMA Agency are expected to move to World Financial Group. World Financial Group has assumed the agreement between WMAC and WMA Agency, with certain amendments. Under the amended agreement, World Financial Group will use its best efforts to assist WMAC in attaining the opportunity to reinsure all insurance products, sold by its sales representatives, with insurance companies that World Financial Group has selling agreements with, other than Western Reserve Life Assurance Co. of Ohio (Western Reserve), and its affiliates. Western Reserve, World Financial Group and AAMSI are members of the AEGON Group. Additionally, WMAC has a first right, subject to the terms of a separate agreement with Western Reserve, to reinsure policies sold by sales representatives of World Financial Group.

WMA Life currently reinsures certain life insurance policies and annuities sold by a network of independent agents associated with WMA Agency and World Financial Group. Complementing its life reinsurance of nearly $9.4 billion in force, WMA Life reported at March 31, 2001 it reinsured more than 341,000 life insurance policies, riders and annuity contracts.

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Certain statements made in this release, regarding anticipated reinsurance, financing, and continued growth, are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor provisions of that Act. Such statements are subject to changing circumstances, risks and uncertainty; future results could differ materially from expectations. Interested parties should review the Company's SEC reports, including The WMA Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 and Form 10-QSB for the quarter ended March 31, 2001 for a detailed discussion of factors that may affect the Company's reinsurance revenues and operating results.

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